Exhibit 10.33
SS&C TECHNOLOGIES HOLDINGS, INC.
AMENDED AND RESTATED STOCK OPTION AGREEMENT
1. Grant of Option. On February 17, 2000 (the “Grant Date”), SS&C Technologies, Inc., a Delaware corporation, granted to William C. Stone (the “Optionee”), an option (the “Original Option”), pursuant to the Company’s 1998 Stock Incentive Plan, as amended, to purchase an aggregate of 150,000 shares of Common Stock, $.01 par value per share, of SS&C Technologies, Inc. at an exercise price of $3.67 per share. On November 23, 2005, the Original Option was assumed (the “Assumption”) by SS&C Technologies Holdings, Inc. (formerly known as Sunshine Acquisition Corporation), a Delaware corporation (the “Company”), and automatically converted into an option (the “Assumed Option”) for the Optionee to purchase 75,000 shares of the Company’s Common Stock, $0.01 par value per share, at an exercise price of $7.34 per share (the “Exercise Price”). Pursuant to this Amended and Restated Stock Option Agreement, the Company and the Optionee hereby agree that the Assumed Option shall be amended such that it becomes an option (the “Option”) for the Optionee to purchase 75,000 shares (the “Shares”) of Class A Non-Voting Common Stock, $0.01 par value per share, of the Company at the Exercise Price purchasable as set forth in, and subject to the terms and conditions of, this Option and the Company’s 1998 Stock Incentive Plan, as amended and restated by the 2006 Amendment and Restatement (the “Plan”), which is incorporated herein by reference. Unless earlier terminated, the Option shall expire on February 17, 2010 (the “Final Exercise Date”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.
☐	It is intended that this Option shall be an Incentive Stock Option (“ISO”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). To the extent that this Option is not an ISO it shall be treated as a nonstatutory stock option.

☑	It is intended that this Option shall not be an incentive stock option as defined in Section 422 of the Code.
2. Vesting Schedule.
     In connection with the Assumption, the Option became fully vested and exercisable on November 23, 2005.
     The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under the provisions hereof or the Plan.
3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule as follows:
     (i) Right to Exercise.
     (a) This Option may not be exercised for a fraction of a Share.
          (b) In the event of the Optionee’s death or disability or if the Optionee ceases to be an Eligible Participant (as defined below), the exercisability of this Option is governed by Sections 6 and 7 below, subject to the limitation contained in subsection 3(i)(c).

     (c) In no event may this Option be exercised after the Final Exercise Date.
     (ii) Method of Exercise. Unless the Company or its agents notify the Optionee of alternate exercise procedures, each election to exercise this Option shall be in writing and shall state the election to exercise this Option and the number of Shares with respect to which this Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered to the Secretary of the Company in person, by certified mail or by such other means acceptable to the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.
     No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or stock market upon which the Shares may then be listed.
4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof at the election of the Optionee:
     (i) cash; or
     (ii) check; or
     (iii) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the Exercise Price, or by delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the Exercise Price; or
     (iv) surrender of other shares of common stock of the Company which (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised.
5. Continuous Relationship with the Company Required. Except as otherwise provided in Section 7 below, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Grant Date of this Option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
6. Termination of Relationship with the Company. In the event the Optionee ceases to be an Eligible Participant, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option for a period of three months following the Termination Date. To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, if the Optionee, during the term of this Option, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Optionee and the Company, the right to exercise this Option shall terminate immediately upon such violation.
7. Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the date of expiration of this Option while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in Section 8 below, this Option shall be exercisable, within the period of twelve (12) months following the date of death or disability of the Optionee by the Optionee (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Optionee on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.
8. Discharge for Cause. If the Optionee, prior to the date of expiration of this Option, is discharged by the Company for “Cause” (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Optionee or willful failure by the Optionee to perform his or her responsibilities to the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive. The Optionee shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Optionee’s resignation, that discharge for Cause was warranted.
9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
10. Term of Option. This Option may be exercised only within the term expiring on the Final Exercise Date, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
11. Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Optionee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.
12. Acquisition Events. This Option shall become immediately exercisable in full if, on or prior to the first anniversary of an Acquisition Event, the Optionee terminates his or her employment for Good Reason or is terminated without Cause (for purposes of this Section 12, as defined in the Plan) by the surviving or acquiring corporation.
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Exhibit 10.33

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Normand A. Boulanger
	Name:	Normand A Boulanger
	Title:	President and Chief Operating Officer

     OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 1998 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED BY THE 2006 AMENDMENT AND RESTATEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, DIRECTORSHIP, CONSULTANCY OR OTHER RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY OR OTHER RELATIONSHIP ANY TIME, WITH OR WITHOUT CAUSE.
     OPTIONEE ACKNOWLEDGES AND AGREES THAT ANY SHARES ACQUIRED BY THE OPTIONEE UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 23, 2005, AS AMENDED TO DATE, BY AND AMONG SS&C TECHNOLOGIES HOLDINGS, INC., CARLYLE PARTNERS IV, L.P., CPIV COINVESTMENT, L.P. AND WILLIAM C. STONE.
     The Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under the Plan or this Option. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: February 16, 2010	/s/ William C. Stone
William C. Stone Residence Address: 12 Deer Ridge Road Avon, CT 06001